Exhibit (A)(6)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BIL HOLDINGS LIMITED

BIL Holdings Limited, a corporation (the “Corporation”) duly organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Sole Incorporator of the Corporation in accordance with Section 241 of the General Corporation Law of the State of Delaware has adopted a resolution on the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of BIL Holdings Limited be amended by changing Article I thereof so that said Article shall be and read as follows:

“The name of the corporation is LyondellBasell Finance Company (the “Corporation”).”

SECOND: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

THIRD: The Corporation has not appointed officers or directors.

FOURTH: The Corporation has not received payment for stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Eileen P. Matthews, its Sole Incorporator, this 5th day of November, 2007.

By:
Name:	Eileen P. Matthews
Title:	Sole Incorporator

CERTIFICATE OF INCORPORATION

OF

BIL HOLDINGS LIMITED

The undersigned, for the purpose of organizing a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware (the “DCGL”), hereby certifies that:

ARTICLE I.

The name of the corporation is BIL Holdings Limited (the “Corporation”).

ARTICLE II.

The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DCGL as the same exists or may hereafter be amended.

ARTICLE IV.

The total number of shares of common stock which the Corporation shall have authority to issue is 1,000 and the par value of each such share is $1.00

ARTICLE V.

The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing Address
Eileen P. Matthews	c/o Curtis, Mallet-Prevost Colt & Mosle LLP 101 Park Avenue New York, New York 10178

ARTICLE VI.

All powers of the Corporation shall be exercised by or under the direction of the Board of Directors of the Corporation (the “Board”), except as otherwise provided herein or required by law. For the management of the business and the conduct of the affairs of the Corporation and for the purposes of creating, defining, limiting and regulating the powers of the Corporation and its Board and stockholders, it is further provided that:

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board.

B. The Board shall have the power to adopt, amend or repeal the bylaws of the Corporation.

C. Subject to the limitations set forth herein, the Corporation, acting through the vote of its Board and stockholders or as otherwise permitted or prescribed by applicable law, hereby reserves the right to amend, modify or repeal any provisions contained in this Certificate of Incorporation, and to merge, sell its assets and take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VII.

The number of directors of the Corporation shall be such as from time to time maybe fixed by, or in the manner provided in, the bylaws of the Corporation, but in no case shall the number be less than the minimum number authorized by the laws of Delaware. Directors need not be stockholders. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE VIII.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DCGL as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX.

The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the DCGL.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this 24th day of August, 2007.

By:
Name: Eileen P. Matthews
Title: Sole Incorporator